UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 24, 2013

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Effective October 24, 2013, Standard Pacific Corp. (the “Company”) exercised its option under an accordion feature to increase the total commitments under its Amended and Restated Credit Agreement (the “Facility”) from $350 million to $470 million.

In addition, pursuant to a Letter Agreement, the Company agreed to modify the maximum leverage ratio covenant under the Credit Agreement.  Currently, the maximum leverage ratio is 2.50 to 1.00 and steps down to 2.25 to 1.00 commencing with the quarter ending March 31, 2014.  As amended by the Letter Agreement, the maximum leverage ratio will step down further to 2.00 to 1.00 commencing with the quarter ending March 31, 2015.

There were no changes to the pricing or maturity.  On the date of the Letter Agreement and accordion exercise, no amounts were outstanding under the Facility.  Giving effect to the Company’s exercise of the accordion, the total commitment of $470,000,000 was available to be drawn.

The foregoing description is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION

10.1	Letter Agreement dated October 24, 2013 regarding Credit Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: October 25, 2013	By:	/s/ JEFF J. MCCALL
Name: Jeff J. McCall
Title: Executive Vice President & Chief Financial Officer